UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2011 (June 6, 2011)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On June 6, 2011, Advanced Voice Recognition Systems, Inc., a Nevada corporation (“AVRS”, “we”, “our” or “us”), entered into a Second Allonge to Promissory Note with Walter Geldenhuys, who is our President, Chief Executive Officer and Chief Financial Officer, and who serves as a member of our Board of Directors.  The Second Allonge to the Promissory Note modifies the Promissory Note made by us to Mr. Geldenhuys in the principal amount of $80,000 to extend the maturity date of the Promissory Note until April 15, 2012.  A copy of the Second Allonge to Promissory Note is furnished herewith as Exhibit 10.1.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2011, we approved a new salary arrangement for Mr. Geldenhuys, who did not previously receive any cash compensation for his services to us.  Mr. Geldenhuys will receive an annual salary of $144,000, payable in monthly installments with the first payment to be made in June 2011, such payment to be made in accordance with our regular policies to be for services rendered in May 2011.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.      Document

10.1                 Second Allonge to Promissory Note in the principal amount of $80,000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: June 10, 2011	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.      Document

10.1                 Second Allonge to Promissory Note in the principal amount of $80,000.